CSW Energy, Inc.
                              Statements of Income
                For the Twelve Months Ended March 31, 1998 & 1997
                                   (Unaudited)
                                    ($000's)

                                                   Mar. 31         Mar. 31
                                                     1998            1997
                                                  -----------     -----------
OPERATING REVENUE:
       Equity in income from energy projects        $ 15,091        $ 16,817
       Operation and maintenance services              4,569           4,046
       Other                                          20,777             357
                                                  -----------     -----------
                  Total operating revenue             40,437          21,220


OPERATING EXPENSES:
       Salaries, wages, and benefits                   5,586           5,227
       Loss on construction contract                       -               7
       Operation and maintenance services             21,496           2,601
       General and administrative                      2,423           5,363
       Nonrecoverable project development costs            -           6,187
                                                  -----------     -----------
                  Total operating expenses            29,505          19,385
                                                  -----------     -----------

INCOME FROM OPERATIONS                                10,932           1,835

OTHER INCOME (EXPENSE)
       Interest income                                12,315           2,944
       Interest expense                              (14,224)        (11,781)
       Other, net                                         (9)         (8,001)
                                                  -----------     -----------
                  Total other income (expense)        (1,918)        (16,838)
                                                  -----------     -----------

INCOME (LOSS) BEFORE INCOME TAXES                      9,014         (15,003)

PROVISION (BENEFIT) FOR INCOME TAXES                   3,645          (5,882)
                                                  -----------     -----------

                  Net income (loss)                  $ 5,369        $ (9,121)
                                                  ===========     ===========